UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2013

__________________

LED LIGHTING COMPANY

 (Exact name of registrant as specified in its charter)

DELAWARE	000-54146	27-3566984
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

4000 Bridgeway, Suite 400

Sausalito, California 94965

(Address of principal executive offices)

(877) 823-0653

(Registrant’s telephone number)

_____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01

Entry Into A Material Definitive Agreement

On June 5, 2013, the Company entered into a Non-Exclusive Distributor Agreement with Polybrite International, Inc. (“Polybrite”) pursuant to which the Company was appointed as a non-exclusive distributor of Polybrite’s LED products. The agreement provides that the Company may purchase Polybrite’s LED products on most favored nations terms.  The term of the agreement is for five years, subject to any early termination.  The summary of the Distributor Agreement is qualified in its entirety by reference to the Distributor Agreement which is filed as an exhibit to this current report.

On June 5, 2013, the Company entered into a Sales Representative Agreement with Polybrite pursuant to which the Company was appointed as a non-exclusive sales representative of Polybrite’s LED products. The agreement provides that the Company may make introductions, solicit sales, and make referrals for purchases of Polybrite’s LED products and receive commission compensation upon the completion of such sales.  The term of the agreement is for eight years, subject to either party’s right to terminate earlier.  The summary of the Sales Representative Agreement is qualified in its entirety by reference to the Sales Representative Agreement which is filed as an exhibit to this current report.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

No.	Description

10.7	Non-Exclusive Distributor Agreement with Polybrite International, Inc. dated May 30, 2013
10.8	Sales Representative Agreement with Polybrite International, Inc. dated May 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LED LIGHTING COMPANY

Dated: June 10, 2013	By:	/s/ Kevin Kearney
Kevin Kearney Chief Executive Officer